CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (333-115675) of Chiquita Brands International, Inc. of our report dated June 28, 2013 relating to the financial statements of the Chiquita Savings and Investment Plan, which appears in this Form 11-K.

Charlotte, NC
June 28, 2013